Exhibit 99.1

Executive Base Salaries, Target Award Amounts under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year Ending February 29, 2020, RSA Award Amounts and Amounts for Executive Cash Retention Awards

Name of Executive	Base Salary	FY2020 EVC Plan Target Award Amount	FY2020 RSA Award Amounts (# of RSAs)	Aggregate Amount of Retention Payment
James Whitehurst	$1,100,000	$1,650,000	59,476	N/A
Eric Shander	$600,000	$600,000	27,034	N/A
Paul Cormier	$700,000	$700,000	28,656	$2,000,000
Arun Oberoi	$575,000	$575,000	20,276	$2,000,000
Michael Cunningham	$500,000	$400,000	15,139	$2,000,000